Exhibit 23.3

Consent of Wright, Moore, DeHart, Dupuis & Hutchinson, L.L.C.

Certified Public Accountants

We hereby consent to the use in the Registration Statement on Form S-1 of Stallion Oilfield Services, Inc. of our reports dated May 27, 2005, March 17, 2006 and March 25, 2006 relating to the financial statements of BLR Construction Companies, LLC as of December 31, 2003, December 31, 2004 and December 31, 2005 and for the years ended December 31, 2003, December 31, 2004 and December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Wright, Moore, DeHart, Dupuis & Hutchinson, L.L.C.

Lafayette, Louisiana

August 22, 2007